UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 23, 2015 (July 23, 2015)

LABSTYLE INNOVATIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-186054	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Halamish Street

Caesarea Industrial Park

38900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 23, 2015, LabStyle Innovations Corp. (the “Company”) closed on the sale of 5,000,263 of the Company’s units (the “Units”) to certain institutional and retail investors (the “Investors”) in connection with a private placement offering (the “Offering”) pursuant to a definitive securities purchase agreement (the “Securities Purchase Agreement”) entered into with the Investors. Gross proceeds of approximately $1,500,079 from the Offering will be used to continue to fund the global penetration and the initial U.S. commercial launch of the Company’s Dario™ product, a mobile, cloud-based, diabetes management solution that includes novel software applications combined with a stylish, ‘all-in-one,’ pocket-sized, blood glucose monitoring device, and for working capital purposes.

The purchase price per Unit was $0.30. Each Unit sold in the Offering is comprised of (i) one share (a “Share”) of the Company’s common stock, $0.0001 par value (the “Common Stock”), and (ii) two warrants to purchase shares of Common Stock as follows: (a) a Series A warrant to purchase 0.5 shares of Common Stock (the “Series A Warrants”) and (b) a Series B warrant to purchase 0.5 shares of Common Stock (the “Series B Warrants,” and together with Series A Warrant, the “Warrants”). The Series A Warrants are immediately exercisable at an exercise price of $0.30 per share and expire 12 months from the closing of the Offering. The Series B Warrants are immediately exercisable at an exercise price of $0.40 per share and expire 36 months from the closing of the Offering. In total, in the Offering, the Company issued to the Investors 5,000,263 shares of Common Stock and Warrants exercisable for an aggregate of 5,000,270 shares of Common Stock, divided evenly between Series A Warrants and Series B Warrants. The Warrants are exercisable for cash or on a cashless basis if a registration statement covering the shares issuable upon exercise of the Warrants is unavailable.

In connection with the Offering, the Company also agreed to file a registration statement for the resale of the Shares and the shares issuable upon exercise of the Warrants within 60 days following the closing date of the Offering and to use its reasonable best efforts to cause such registration statement to be declared effective within 75 days following the closing date (or 150 days following the closing date if the Securities and Exchange Commission determines to review the registration statement).

In addition, in connection with the Offering, the Company agreed to pay to a placement agent an aggregate commission of $91,181 and issued an aggregate of 850,044 warrants to the placement agent and to a selected dealer (the “Placement Agent Warrants”). The Company issued three types of Placement Agent Warrants, of which (i) the first will have an exercise price of $0.30 per share exercisable over a period of three years, (ii) the second will have an exercise price of $0.35 per share, exercisable over a period of one year; and (iii) the third will have an exercise price of $0.40 per share, exercisable over a period of three years. The Placement Agent Warrants are exercisable for cash or on a cashless basis and have similar registration rights as the Shares but also include piggyback registration rights.

The Units and the Placement Agent Warrants issued in the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are taking the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities, and pursuant to Regulation S of the Securities Act to non-U.S. investors. The Units and the Placement Agent Warrants have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02	Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Cautionary Note Regarding Forward-Looking Statements

This Current Report of the Company contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “plan,” “project,” “potential,” “seek,” “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” are intended to identify forward-looking statements. For example, when the Company describes the expected use of proceeds from the Offering, it is using forward-looking statements. Readers are cautioned that certain important factors may affect the Company’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this Current Report. Factors that could cause or contribute to differences between the Company’s actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the results of the Offering) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2015	LABSTYLE INNOVATIONS CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David Title: Chief Financial Officer, Treasurer and Secretary